EXHIBIT 31.2

SECTION 302 CERTIFICATION

I, James R. Talevich, certify that:

1. I have reviewed this Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2008 of I-Flow Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 30, 2009

/s/ James R. Talevich

James R. Talevich
Chief Financial Officer